Exhibit 99.1

Osiris Provides Update Regarding NASDAQ Listing Matters

COLUMBIA, Md. — May 16, 2016 - Osiris Therapeutics, Inc. (NASDAQ:OSIR) (the “Company”) today provided an update regarding the status of its compliance with the Listing Rules of the NASDAQ Stock Market (“NASDAQ”).

As previously disclosed, on March 17, 2016 the Company received a notification from NASDAQ indicating that, as a result of the Company not timely filing with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended December 31, 2015 (“2015 Form 10-K”), the Company failed to comply with the periodic filing requirements in NASDAQ Listing Rule 5250(c)(1). On May 12, 2016, the Company received an anticipated letter from NASDAQ noting that the Company had  not timely filed with the SEC its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (“Q1 2016 Form 10-Q”), which represented an additional basis for non-compliance with Listing Rule 5250(c)(1).  The Company has submitted to the NASDAQ listing qualifications staff, pursuant to the request set forth in the notification, a plan to regain compliance with NASDAQ’s continued listing requirements. The NASDAQ staff has discretion to grant up to 180 calendar days (i.e., to September 12, 2016) from the original non-compliance date for the 2015 Form 10-K for the Company to regain compliance.

The Company is continuing to work diligently to complete its previously announced accounting reviews, restatements of prior period financial statements, transition to a new independent registered public accounting firm and 2015 audit so that it is in a position to bring its SEC filings up to date.   However, there can be no assurance regarding the timing or ultimate outcome of this process or the ability of the Company to successfully maintain its NASDAQ listing.

The Company is making this announcement in compliance with NASDAQ Listing Rule 5810(b), which requires prompt disclosure of receipt of a noncompliance letter.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is a leader in researching, developing and marketing cellular regenerative medicine products that improve the health and lives of patients and lower overall healthcare costs.  Having developed the world’s first approved stem cell drug, Osiris works to further advance the medical field.  Osiris’ research and development in biotechnology focuses on innovation in regenerative medicine — including stem cell research, bioengineering and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4®, a viable bone matrix, Cartiform®, a viable osteochondral allograft, Grafix, a cryopreserved placental membrane, TruSkin™, a viable human skin allograft and Stravix™, a durable placental allograft.

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  •  Ph. 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

Osiris, Grafix and Cartiform are registered trademarks of Osiris Therapeutics, Inc.; TruSkin and Stravix are trademarks of Osiris Therapeutics, Inc.  BIO4 is a registered trademark of Stryker Corporation (NYSE: SYK).  More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements may include, without limitation, statements regarding any of the following: the outcome of the NASDAQ listing qualification deficiency process, including the ability of the Company to successfully maintain its NASDAQ listing; the outcome of the restatements, including the materiality, significance, nature, subject matter, timing or quantitative effects of the Company’s restated financial statements; the timing of the transition to a new independent registered public accounting firm; the completion of the audit of the Company’s 2015 financial statements; and the timing of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other periodic reports filed on Form 10-Q, with the  SEC. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Amanda Badillo

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com